Exhibit 16.1

October 20, 2006

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Sport-Haley, Inc.’s statements included under Item 4.01 of its Form 8-K filed on October 20, 2006, and we agree with such statements concerning our firm.

/s/ HEIN & ASSOCIATES LLP